Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(3,188,310)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,698,140)
Dividend Income	268,828
Interest Income	103,611
ETF Transaction Fees	700
Total Income (Loss)	$(5,513,311)

Expenses
General Partner Management Fees	$67,918
Professional Fees	27,958
Brokerage Commissions	7,494
Directors' Fees and insurance	1,341
Total Expenses	$104,711
Net Income (Loss)	$(5,618,022)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/25	$114,829,101
Additions (150,000 Shares)	4,496,944
Withdrawals ((100,000) Shares)	(2,956,992)
Net Income (Loss)	(5,618,022)

Net Asset Value End of Month	$110,751,031
Net Asset Value Per Share (3,650,000 Shares)	$30.34

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596